EXHIBIT 5.1

                      OPINION OF HUGHES HUBBARD & REED LLP


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Hughes Hubbard & Reed LLP                          One Battery Park Plaza
                                                   New York, New York 10004-1482
                                                   Telephone: 212-837-6000
                                                   Facsimile: 212-422-4726
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                                                   June 13, 1997



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

Dear Sirs:

         You have requested our opinion in connection with the Registration Statement on Form S-3 filed by Continental Airlines, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed issuance and sale by the Company of up to $400,000,000 aggregate principal amount of debt securities of the Company (the "Debt Securities") on terms to be determined at the time of sale. The Debt Securities are to be issued pursuant to an Indenture in the form of Exhibit 4.1 or 4.2 (the "Indenture"), from the Company to a bank or trust company or other corporation eligible to serve as Trustee thereunder (the "Trustee"). We have examined such corporate records and other documents and have made such examinations of law as we have deemed relevant.

         It is our opinion that when (a) the applicable provisions of the Securities Act of 1933, as amended, and such "Blue Sky" or state securities laws as may be applicable shall have been complied with, (b) an application filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, for the purpose of determining the Trustee's eligibility shall have become effective, (c) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee and shall have become effective, and
(d) the Debt Securities shall have been duly authorized by the Company as contemplated by the Indenture, subject to the terms of such Debt Securities being otherwise in compliance with then applicable law, and duly executed, authenticated and delivered against payment therefor, the Debt Securities will be legally issued and binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and we further consent to the use of our name in the Registration Statement under the caption "Legal Opinions." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,


                                                   /s/ HUGHES HUBBARD & REED LLP